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Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Trustees and Shareholders
Keystone Property Trust

We consent to the incorporation by reference in the registration statements (Nos. 333-58971, 333-59251, 333-67637, 333-74277, 333-77627, 333-89095, 333-92741, 333-31504) on Form S-3 and (No. 333-70529) on Form S-8 of Keystone Property Trust of our report dated January 28, 2003, with respect to the consolidated balance sheets of Keystone Property Trust as of December 31, 2001 and 2000, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2001, and all related financial statement schedules, which report appears in this Form 8-K of Keystone Property Trust dated February 6, 2003. Our report refers to the adoption of SFAS 144 and the fact that the Company has restated its financial statements for 2001 and 2000.

/s/ KPMG, LLP

Philadelphia, Pennsylvania
February 6, 2003

S-4

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS